Exhibit 1




                             JOINT FILING AGREEMENT



                  Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Merit Medical Systems, Inc. or any subsequent acquisitions or dispositions of equity securities of Merit Medical Systems, Inc.
by any of the undersigned.

Date:  May 13, 1996

                                          VERTICAL FUND ASSOCIATES, L.P.
                                          BY:  THE VERTICAL GROUP, L.P.
                                               General Partner



                                          By:  /s/ John E. Runnells
                                             ---------------------------------
                                             John E. Runnells
                                             General Partner



                                          VERTICAL LIFE SCIENCES, L.P.
                                          BY:  THE VERTICAL GROUP, L.P.
                                               General Partner



                                          By:  /s/ John E. Runnells
                                             ---------------------------------
                                             John E. Runnells
                                             General Partner



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